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                                                                      EXHIBIT 12

                 MARTIN MARIETTA CORPORATION AND SUBSIDIARIES
                                   FORM 10-K
                     For the Year Ended December 31, 1994
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIO)

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EARNINGS:

Net earnings                                                          $635,633
Taxes on income                                                        436,300
Interest expense                                                       121,881
Amortization of debt discount (premium)                                 (7,111)
Portion of rents representative of an interest factor                   22,752
Earnings of less than 50%-owned associated companies                      (556)
                                                                    ----------
Adjusted earnings before taxes and fixed charges                    $1,208,899
                                                                    ==========

FIXED CHARGES:

Interest expense                                                      $121,881
Amortization of debt discount and expense                               (7,111)
Portion of rents representative of an interest factor                   22,752
Capitalized interest                                                     2,706
                                                                    ----------
Total fixed charges                                                   $140,228
                                                                    ==========

RATIO OF EARNINGS TO FIXED CHARGES                                        8.62
                                                                    ==========
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